UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy
Beaverton, OR 97006
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 627-4716

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2023, WiSA Technologies, Inc. (the “Company”) completed a public offering (the “Offering”) consisting of an aggregate of 87,000 units (each a “Unit” and collectively, the “Units”), with each Unit consisting of (A) one (1) share of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock), and (B) two Series B Preferred Stock purchase warrants (each, a “Preferred Warrant” and collectively, the “Preferred Warrants”), with each Preferred Warrant exercisable for one share of Series B Preferred Stock (the “Preferred Warrant Shares”), at the public offering price of $55.00 per Unit. The Preferred Warrants are immediately exercisable, each with an exercise price of $55.00 and expire on October 17, 2025. The Offering price of $55.00 per Unit reflects the issuance of the Series B Preferred Stock with an original issue discount (“OID”) of 45%.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated October 16, 2023, with certain institutional investors signatory thereto, pursuant to which the Company agreed to issue and sell to such investors, a portion of the 87,000 Units sold in the Offering. The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the institutional investors signatory thereto, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Units, the shares of Series B Preferred Stock, the Preferred Warrants, the Preferred Warrant Shares and the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Series B Preferred Stock, are being offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-274331), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, as amended to date, including the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission pursuant to Rule 462(c) of the Securities Act that became effective automatically upon filing on October 16, 2023 and the Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission pursuant to Rule 462(d) of the Securities Act that became effective automatically upon filing on October 17, 2023 (the “Registration Statement”).

Maxim Group LLC (“Maxim”) acted as the exclusive placement agent for the Company in connection with the Offering. Pursuant to that certain placement agency agreement, dated October 16, 2023, by and between the Company and Maxim (the “Placement Agency Agreement”), Maxim was paid a cash fee of 8.0% of the aggregate gross cash proceeds to the Company from the sale of the securities in the Offering; provided, however, the cash fee was reduced to 5.0% from the sale of securities in the Offering to those certain investors having a prior existing relationship with the Company. The Company agreed with Maxim not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of our Common Stock or securities convertible into Common Stock for a period of 45 days for the Company and 90 days in the case of its officers and directors from the date of the Placement Agency Agreement without the prior written consent of Maxim. In addition, the Company also agreed not to enter into variable rate transactions for 45 days after completing the Offering.

The Preferred Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) entered into by and between the Company and VStock Transfer, LLC (the “Warrant Agent”). A copy of the Warrant Agency Agreement and the form of Preferred Warrant are attached to this Current Report on Form 8-K as Exhibits 10.4 and 4.1, respectively, and are incorporated by reference herein.

There is no established trading market for the Series B Preferred Stock or the Preferred Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to list the Series B Preferred Stock or the Preferred Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The form of Purchase Agreement and the Placement Agency Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents do not purport to be complete and are qualified in their entirety by such documents, which are incorporated herein by reference.

The gross proceeds to the Company from the Offering were approximately $4.8 million. Subsequent to the pricing of the Offering, the Company entered into letter agreements (the “Side Letters”) with certain holders of outstanding Common Stock purchase warrants, pursuant to which the Company agreed to purchase from the holders an aggregate of 1,674,414 warrants with an exercise price of $1.91, 2,462,264 warrants with an exercise price of $1.33 and 510,000 warrants with an exercise price of $1.29 (collectively, the “Existing Warrants”), for $0.50 per Existing Warrant. The Company used approximately $2.3 million in proceeds from the Offering to repurchase the Existing Warrants on October 17, 2023, and expects to use the remainder of the proceeds from the Offering for working capital and general corporate purposes and to potentially repay outstanding indebtedness.

The form of Side Letter is filed as Exhibit 10.3 to this Current Report on Form 8-K. The foregoing summary of the terms of this document does not purport to be complete and is qualified in its entirety by such document, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On October 16, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 375,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock, with a liquidation preference of $100.00 per share, and further establishing the powers, preferences and rights of the shares of Series B Preferred Stock and the qualifications, limitations or restrictions thereof.

The Series B Preferred Stock does not have voting rights, except as required by Delaware law and other limited circumstances.

Dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20.0% per annum (the “Dividend Rate”). The PIK dividends will be paid to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the closing of the Offering (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the offering price per Unit. The PIK dividends and shares of Common Stock issuable upon conversion of the PIK dividends were also registered pursuant to the Registration Statement.

The Series B Preferred Stock has a term of two (2) years and is convertible at the option of the holder at any time into shares of Common Stock at a conversion price of $0.4147, which is subject to adjustment.

If any shares of Series B Preferred Stock are outstanding at the end of the two (2) year term, then the Company will promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the holders of Series B Preferred Stock commencing on October 17, 2025, in cash at a price per share of Series B Preferred Stock equal to the sum of (x) 100% of the Stated Value plus (y) all accrued and unpaid dividends and (z) all other amounts due in respect of the Series B Preferred Stock. If, on October 17, 2025, the Company is unable to redeem such outstanding Series B Preferred Stock in cash due to prohibitions under Delaware law, then the Company shall, provided there is no prohibition under Delaware law, redeem the Series B Preferred Stock by paying to the holders the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Common Stock on the Nasdaq Capital Market on October 17, 2025.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference.

On October 16, 2023, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware to establish the powers, preferences and rights of the shares of the Series B Preferred Stock and the qualifications, limitations or restrictions thereof.

The terms of the Certificate of Designation are more fully described in the Certificate of Designation, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated October 16, 2023

4.1	Form of Warrant to Purchase Shares of Series B Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement, dated October 16, 2023, by and between WiSA Technologies, Inc. and the purchasers signatory thereto

10.2	Placement Agency Agreement, dated October 16, 2023, by and between WiSA Technologies, Inc. and Maxim Group LLC, as sole placement agent

10.3	Form of Side Letter, dated October 17, 2023, by and between WiSA Technologies Inc, and the holders signatory thereto

10.4	Warrant Agency Agreement, dated October 17, 2023, by and between WiSA Technologies, Inc., and VStock Transfer, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISA TECHNOLOGIES, INC.

Date: October 19, 2023	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer